UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2026

FIRST NORTHERN COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

000-30707
(Commission File Number)

California	68-0450397
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

195 N FIRST STREET
DIXON, California 95620
(Address of principal executive offices, including zip code)

(707) 678-3041
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
FNRN	FNRN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.
On March 24, 2026, First Northern Community Bancorp (the Company), the parent company of First Northern Bank, issued a press release announcing that it has applied to uplist its Common Stock from the OTCQX Market to the Nasdaq Capital Market.  The Company is working to satisfy Nasdaq’s quantitative and corporate governance listing requirements. There is no assurance that the Company will ultimately meet the Nasdaq listing requirements or that Nasdaq will approve its listing application. If the listing application is approved, trading of First Northern Community Bancorp’s common stock would shift from the OTCQX Market to the Nasdaq Capital Market.
A copy of the press release is filed as Exhibit 99.1 to this Current Report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description
99.1	First Northern Community Bancorp Press Release dated March 24, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2026

FIRST NORTHERN COMMUNITY BANCORP

By:	/s/ Jeremiah Z. Smith
Jeremiah Z. Smith
President/Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	First Northern Community Bancorp Press Release dated March 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)